UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2012

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on July 25, 2012, regarding the announced exit by Piper Jaffray Companies (the “Company”) from the Hong Kong market. The amendment includes estimates of the costs to be incurred, both on an aggregate basis and by each major type of cost, with ranges provided for amounts.

Item 2.05. Costs Associated With Exit or Disposal Activities.

On July 25, 2012, we announced plans to exit the Hong Kong market through either a sale or a liquidation and shutdown of our Hong Kong capital markets business. We have determined that an exit from the Hong Kong market is appropriate to eliminate the current loss run-rate. The exit is expected to be substantially complete before the end of our third fiscal quarter ending September 30, 2012.

The exit will be effected through a shutdown of the business, and we expect to recognize cash proceeds of between $13.0–$18.0 million, principally due to the realization of U.S. tax benefits. We will incur restructuring-related expenses that are estimated to be between $9.0–$15.0 million. The Company estimates that the restructuring charge will include approximately (i) $3.0–3.4 million in severance benefits, (ii) $3.0–8.1 million related to the reduction of leased office space, (iii) $0.5 million related to contract termination costs, and (iv) $2.5–3.0 million related to asset impairments. The majority of the restructuring charge is expected to require future cash expenditures by the Company.

This current report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the timing of the market exit, the recognition of cash proceeds and the estimate of this amount, and the restructuring expense estimates. Forward-looking statements are subject to inherent risks and uncertainties, both known and unknown, that are difficult to predict and important factors could cause actual results to differ materially from those anticipated, including (1) exiting the Hong Kong market may not be completed within the expected timeframe, (2) the estimates of cash proceeds and restructuring expenses involve significant judgment by management and actual results could vary significantly from the estimates, and (3) the other factors identified in our annual report on Form 10-K for the year ended December 31, 2011 under “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, as the same may be updated in our subsequent reports filed with the Securities and Exchange Commission (available at www.piperjaffray.com and www.sec.gov). Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

August 24, 2012	By:	/s/ Debbra L. Schoneman

Name: Debbra L. Schoneman
Title: Chief Financial Officer